Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-153497 on Form F-4 of Teva Pharmaceutical Industries Limited of our reports dated February 28, 2008, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in Teva Pharmaceutical Industries Limited’s Annual Report on Form 20-F for the year ended December 31, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/S/ KESSELMAN & KESSELMAN Tel-Aviv, Israel
October 12, 2008